UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2012

ALL AMERICAN GOLD CORP.
(Exact name of registrant as specified in its charter)

Wyoming	000-54008	26-0665571
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 North High School Road, Suite 203, Indianapolis, Indiana	46214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 926-4653

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, on August 1, 2011, All American Gold Corp. (the “Corporation”, “we”, “us”), entered into a consulting services agreement with Parkside Communications, Inc. of New York, NY, for a term of five and one-half months (5½) months, whereby Parkside provided consulting services to the Corporation in the establishment of a formalized investor relations program. As compensation, the Company agreed to pay $5,000 commencing August 15, 2011 and $5,000 per month on the fifteenth day of each month during the term of the agreement with the final payment on January 15, 2012, being $2,500, pursuant to the terms of the consulting services agreement.

On January 13, 2012, the agreement was amended and extended for a further two months commencing on February 1, 2012. As compensation, the Company has agreed to pay Parkside $2,500 per month on the first day of each month during the remaining term of the agreement.

Item 1.02	Termination of a Material Definitive Agreement

Iowa Canyon Mining Property – Lander County, Nevada

On September 9, 2011 we entered into an option agreement (the “TAC Agreement”) with TAC Gold Inc. (“TAC”) in regards to the acquisition of a 15% interest in a mineral exploration property known as the “Iowa Canyon” property, located in Lander County, Nevada. TAC holds an underlying option agreement from Minquest Inc. (“Minquest”) to acquire a 100% interest in the property pursuant to a Mineral Property Option Agreement dated April 6, 2010, as amended on April 6, 2011 (collectively the “Underlying Option Agreement”). In consideration of the 15% interest in the Iowa Canyon property, we paid to TAC the sum of $50,000 concurrently with the execution and delivery of the agreement and were obliged to pay an additional $50,000 on or before January 11, 2012 in order to avoid default.

On January 12, 2012, the Board of Directors decided not to proceed further with the Iowa Canyon property at this time. The decision was made to instead focus resources on our two primary targets – the Belleville and Goldfield West projects. There will be no further expenditures made in regards to the Iowa Canyon property.

As a result of the termination of the agreement, All American is not required to make any further payments or share issuances to TAC.

Item 9.01	Financial Statements and Exhibits

10.1	Consulting Services Agreement between the Company and Parkside Communications, Inc dated January 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GOLD CORP.

/s/ “Brent Welke”
Brent Welke

President, Secretary, CEO and Director

Date: January 18, 2012